Exhibit 10.1

AMENDMENT NO. 2 TO
CREDIT AND GUARANTY AGREEMENT

AMENDMENT NO. 2 TO CREDIT AND GUARANTY AGREEMENT (the “Amendment”) dated as of June 29, 2009, is among AboveNet, Inc., a Delaware corporation, AboveNet Communications, Inc., a Delaware corporation, AboveNet of Utah, LLC, a Delaware limited liability company, AboveNet of VA, LLC, a Virginia limited liability company, and AboveNet International Inc., a Delaware corporation, (hereinafter the “Borrowers”), the Lenders from time to time parties thereto, Societe Generale, as administrative agent (the “Administrative Agent”), and CIT Lending Services Corporation, as documentation agent (the “Documentation Agent”) (the Administrative Agent and the Documentation Agent together, the “Agents”).

WHEREAS, the Borrowers, the Agents and the Lenders are parties to that certain Credit and Guaranty Agreement dated as of February 29, 2008 as amended by the Waiver and Amendment No. 1 to the Credit and Guaranty Agreement (as so amended, and as the same may be hereafter further amended, modified, supplemented or restated from time to time, the “Credit Agreement;” undefined capitalized terms used herein shall have the meanings assigned thereto in the Credit Agreement), pursuant to which the Lenders have agreed to make certain “Loans” and other financial accommodations to the Borrowers;

WHEREAS, the Borrowers have requested that the Agents and the Lenders amend the Credit Agreement in the manner set forth herein in order to (i) allow for an extension of the Availability Period of the Delayed Draw Loan from June 30, 2009, which is the date currently set forth in sub-section “(A)” of letter “(b)” of the definition of “Availability Period” in the Credit Agreement, to December 31, 2009, and (ii) fix December 31, 2009 as the termination date of the Availability Period for any delayed draw loan under New Loan Commitments, as defined in the Credit Agreement, and the Agents and the Lenders have agreed to such request;

WHEREAS, the Borrowers have further requested that the Agents and the Lenders amend the Credit Agreement in the manner set forth herein in order to remove the Restricted Cash financial covenant set forth in Section 8.01(c) of the Credit Agreement; and

WHEREAS, the Lenders and the Borrowers are entering into this Amendment pursuant to Section 12.01 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Agents and the Lenders agree as follows:

1.           Availability Period for Delayed Draw Loans.  The Availability Period for Delayed Draw Loans shall be extended from June 30, 2009 to December 31, 2009.  The Availability Period for the New Loan Commitments which are Delayed Draw Commitments shall terminate on December 31, 2009. To this effect, the definition of “Availability Period” in Section 1.01 of the Credit Agreement shall therefore be amended and restated in its entirety as follows:

““Availability Period” means, (a) with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (i) the date one (1) Business Day prior to the Maturity Date, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions, in each case pursuant to Section 9.02 and (b) (A) with respect to the Delayed Draw Commitments, the period from and including the Closing Date to and including December 31, 2009, or (B) with respect to the New Loan Commitments which are Delayed Draw Commitments the period from and including the NLC Effective Date to and including December 31, 2009.”

2.           Restricted Cash.  The Restricted Cash financial covenant set forth in Section 8.01(c) of the Credit Agreement shall be removed.  To this effect, the Credit Agreement is amended as follows:

(a)         the definition of “Restricted Cash” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(c)         the definition of “Unrestricted Cash” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Unrestricted Cash” means, as of any measurement date, the excess of (a) the Borrower’s Aggregate Consolidated Cash Balance over (b) (i) the amount indicated in any line item labeled as “restricted cash” on the Borrower’s most recent balance sheet delivered pursuant to Section 6.01 plus (ii) $20,000,000.”

(d)         Section 8.01(c) of the Credit Agreement is hereby deleted in its entirety.

3.           Reduction of Delayed Draw Commitments.  Section 2.06(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)       The Delayed Draw Commitments shall be permanently reduced (i) by the amount of each Borrowing made by the Delayed Draw Lenders with respect to the Delayed Draw Commitment, (ii) by the amount of any repayment by the Borrowers which reduces the principal amount outstanding under the Delayed Draw Loans to zero, (iii) by $810,000 on each Principal Payment Date commencing June 30, 2009 and ending on (but including) December 31, 2009 in the event that all or a portion of the Delayed Draw Commitments remain undrawn on such date and (iv) to the extent all or a portion of the Delayed Draw Commitments remain undrawn on the expiration of the Availability Period for the Delayed Draw Loans.”

4.           Repayment of Loans.  Section 2.07(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)       Term Loan and Delayed Draw Loans.  The Borrowers shall pay the principal amount

(i)           of the Term Loan on each Principal Payment Date, commencing on the first Principal Payment Date, being June 30, 2009 and through the last Principal Payment Date corresponding to the year 2012,  and on the Maturity Date in the amount set forth in the table below, before giving effect to any prepayments in respect of the Term Loan made pursuant to Section 2.05:

Principal Payment Date	Term Loan Principal Amortization Payment
June 30, 2009	$1,080,000
September 30, 2009	$1,080,000
December 31, 2009	$1,080,000
March 31, 2010	$1,080,000
June 30, 2010	$1,080,000
September 30, 2010	$1,080,000
December 31, 2010	$1,080,000
March 31, 2011	$1,080,000
June 30, 2011	$1,080,000
September 30, 2011	$1,080,000
December 31, 2011	$1,080,000
March 31, 2012	$1,080,000
June 30, 2012	$1,440,000
September 30, 2012	$1,440,000
December 31, 2012	$1,440,000
On the Maturity Date	The amount equal to the unpaid balance of the Term Loan then outstanding.

(ii)           of each Delayed Draw Loan, prior to the Maturity Date, on each Principal Payment Date commencing on the first Principal Payment Date, being March 31, 2010 and through the last Principal Payment Date corresponding to the year 2012, in an amount equal to the product of: (x) the percentage applicable to each Principal Payment Date pursuant to the principal amortization percentage schedule described below, and (y) the aggregate amount of Delayed Draw Loans funded as of January 1, 2010, net of any prepayments made in respect of the Delayed Draw Loan made pursuant to Section 2.05:

Principal Payment Date	Delayed Draw Loan Principal Amortization
March 31, 2010	3%
June 30, 2010	3%
September 30, 2010	3%
December 31, 2010	3%
March 31, 2011	3%
June 30, 2011	3%
September 30, 2011	3%
December 31, 2011	3%
March 31, 2012	3%
June 30, 2012	4%
September 30, 2012	4%
December 31, 2012	4%
On the Maturity Date	The amount equal to the unpaid balance of the Delayed Draw Loans then outstanding.

5.           Further Amendments.  In connection with the amendments set forth in Section 4 hereof, the Credit Agreement is amended as follows:

(a)           the definition of “Principal Amortization Schedule” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(b)           Application of Voluntary Prepayments of Revolving Loans, Delayed Draw Loans and Term Loans.  The second sentence of Section 2.05(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Any voluntary prepayment of the Term Loan and the Delayed Draw Loans shall be applied pro rata to the then remaining scheduled payments of the Term Loan and/or the Delayed Draw Loan, as applicable under Section 2.07(b).”

(c)           Mandatory Prepayments of Loans.  Section 2.05(b)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i)           Total Revolving and Delayed Draw Loan Exposure.  If for any reason

(1)           the total Revolving Exposures at any time exceed the total Revolving Commitments then in effect, the Borrowers shall immediately prepay the Revolving Loans and/or Cash Collateralize the L/C Exposures in an aggregate amount equal to such excess (each such prepayment to be applied as set forth in clause (v) below); or

(2)           the total amount outstanding under all Delayed Draw Loans exceeds at any time the total Delayed Draw Commitments then in effect, the Borrowers shall immediately prepay the Delayed Draw Loans in an aggregate amount equal to such excess (each such prepayment to be applied as set forth in clause (v) below).”

(d)           Application of Mandatory Prepayments.  Section 2.05(b)(v)(B) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(B)           with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii) through (iv), first to the prepayment of principal outstanding on the Term Loan and the Delayed Draw Loans, applied pro rata to the remaining scheduled payments thereof, based on Section 2.07(b), second, after all Term Loans and Delayed Draw Loans have been repaid, to the prepayment of the principal amount outstanding of the Revolving Loans, and third, after all Revolving Loans have been repaid, to Cash Collateralize any L/C Exposures.”

6.           Amendment. Effective as of the date first above written and subject to Section 7 hereof and the execution of this Amendment by the parties hereto, the Credit Agreement shall be and is hereby amended on the terms set forth in Section 1, Section 2, Section 3, Section 4 and Section 5 hereof.

7.           Conditions Precedent.  This Amendment shall become effective as of the date above written, if, and only if the Administrative Agent has received

(a)           duly executed originals of this Amendment from the Borrowers, the Lenders and the Agents; and

(b)           (i) an amendment fee equal to $135,000 for ratable distribution to the Lenders based on their respective Revolving Commitments, Delayed Draw Commitments and outstanding Term Loans, and (ii) all other fees and amounts due and payable on or prior to the effective date of this Agreement, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document or related agreement.

8.           Representations and Warranties of the Borrowers.  The Borrowers hereby represent and warrant as follows:

(a)           This Amendment, and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

(b)           Upon the effectiveness of this Amendment, the Borrowers hereby reaffirm all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agree that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

(c)           As of the date hereof, and after giving effect to this Amendment, the Borrowers shall be in compliance with all the terms and provisions set forth in the Credit Agreement, subject to the amendment set forth herein, on its part to be observed or performed, and no Event of Default or Default shall have occurred and be continuing.

9.           Reference to and Effect on the Credit Agreement.

(a)           Upon the effectiveness of Section 6 hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement shall mean and be a reference to the Credit Agreement as modified hereby.

(b)           The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

10.           GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE OTHER REMAINING TERMS OF THE CREDIT AGREEMENT AND THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

11.           Paragraph Headings.  The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

12.           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF. this Amendment has been duly executed as of the day and year first above written.

THE BORROWERS:	AboveNet, Inc., a Delaware corporation

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP & General Counsel

AboveNet Communications, Inc., a Delaware corporation

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP & General Counsel

AboveNet of Utah, LLC, by AboveNet Communications, Inc., its sole member

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP & General Counsel

AboveNet of VA, LLC,
by AboveNet Communications, Inc., its sole member

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP & General Counsel

AboveNet International, Inc., a Delaware corporation

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP & General Counsel

[Signature Page to Amendment No. 2 to Credit and Guaranty Agreement]

ADMINISTRATIVE AGENT:	SOCIETE GENERALE, as Administrative Agent

	By:	/s/ Elaine Khalil
	Name:	Elaine Khalil
	Title:	Managing Director

[Signature Page to Amendment No. 2 to Credit and Guaranty Agreement]

DOCUMENTATION AGENT:	CIT LENDING SERVICES CORPORATION, as Documentation Agent

	By:	/s/ Anthony Holland
	Name:	Anthony Holland
	Title:	Vice President

[Signature Page to Amendment No. 2 to Credit and Guaranty Agreement]

LENDERS:	SOCIETE GENERALE

	By:	/s/ Elaine Khalil
	Name:	Elaine Khalil
	Title:	Managing Director

[Signature Page to Amendment No. 2 to Credit and Guaranty Agreement]

CIT LENDING SERVICES CORPORATION

By:	/s/ Anthony Holland
Name:	Anthony Holland
Title:	Vice President

[Signature Page to Amendment No. 2 to Credit and Guaranty Agreement]

SUNTRUST BANK

By:	/s/ Robert W. Maddox
Name:	Robert W. Maddox
Title:	Director

[Signature Page to Amendment No. 2 to Credit and Guaranty Agreement]